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                                                                    EXHIBIT 5.01







                                  May 19, 1997


Excite, Inc.
555 Broadway
Redwood City, California  94063

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") originally filed by you with the Securities and Exchange Commission on April 29, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,280,330 shares of your Common Stock (the "Stock"), all of which are issuable upon conversion of Preferred Stock issued or issuable upon exercise of warrants (collectively, the "Preferred Stock") and beneficially owned by America Online, Inc. ("AOL") which will be sold by AOL.

         In rendering this opinion, we have examined the following:

         (1) the Registration Statement, together with the exhibits filed as a part thereof, including, without limitation, the Prospectus associated therewith;

         (2) the minutes of meetings and actions by written consent of the Board of Directors relating to the Acquisition Agreement, and the issuance of the Preferred Stock or warrants to purchase Preferred Stock to AOL;

         (3) The acquisition agreement dated as of November 25, 1996 among the Company, AOL and Global Navigator, Inc. (the "Acquisition Agreement");

         (4) The Warrant to purchase 650,000 shares of the Company's Series E-3 Preferred Stock dated March 8, 1996 issued by the Company to AOL, as amended;

         (5) a list of shareholders provided by First Boston EquiServe LLC, dated March 31, 1997 and a list of option and warrant holders dated March 31, 1997, provided by you;

         (6) the Articles of Incorporation of Excite, Inc. ("Excite") as amended through April 10, 1996 and the Bylaws of Excite both certified by Excite on May 19, 1997; and

         (7) a Management Certificate of even date herewith in which you have given us certain factual representations.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to the legal capacity of all natural persons, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.
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         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

         Based upon the foregoing, it is our opinion that the 3,280,300 shares of Common Stock issued by you and in the manner referred to in the Prospectus associated with the Registration Statement, and, in the case of shares of Stock issuable upon exercise of an exchange right or the Warrant, the Acquisition Agreement or the warrant, as applicable, issued thereunder, will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                   Very truly yours,




                                   FENWICK & WEST LLP